Exhibit 3.55

STATE OF ALABAMA

DOMESTIC LIMITED LIABILITY COMPANY

CERTIFICATE OF AMENDMENT

PURPOSE: In order to amend a Limited Liability Company’s (LLC) Certificate of Formation under Section 10A-5A-2.02 of the Code of Alabama 1975. this Amendment and the appropriate filing fees must be filed with the Office of the Judge of Probate in the county where the LLC was initially formed.

INSTRUCTIONS: Mail one (1) signed original and two (2) copies of this completed form and the appropriate filing fee to the Office of the Judge of Probate in the county where the LLC’s Certificate of Formation was recorded. Contact the Judge of Probate’s Office to determine the county filing fees. Make a separate check or money order payable to the Secretary of state for the state filing fee of $50.00 for standard processing or $150.00 for expedited processing and the Judge of Probate’s Office will transmit the fee along with a certified copy of the Amendment

(For County Probate Office Use Only)
to the Office of the Secretary of State within 10 days after the filing is recorded. Once the Secretary of State’s Office has indexed the filing, the information will appear at -www.sos.alabama.gov- under the Records tab, Record Searches, and the Business Entity Records link – you may search by entity name or number. Your notification of filing was provided by the Probate Judge’s Office via a stamped copy which is evidence of filing according to 10A-1-4.04. You may pay the Secretary of State fees by credit card if the county you are filing in will accept that method of payment (see attached). Your Amendment will not be indexed if the credit card does not authorize and will be removed from the index if the check is dishonored.

This form must be typed or laser printed.

1.	The name of the Limited Liability Company from the Certificate of Formation:

Camber Technical Services, L.L.C

2.	The date the Certificate of Formation was filed in the county: 04 / 26 / 2004 (format MM/DD/YYYY)

3.

Alabama Entity ID Number (Format: 000-000): 699             - 814             INSTRUCTION TO OBTAIN ID NUMBER TO COMPLETE FORM: If you do not have this number immediately available, you may obtain it on our website at :www.sos.alabama.gov. under the Records tab, Record Searches, click on Business Entity Records, click on Entity Name, enter the registered name of the entity in the appropriate box, and enter. The six (6) digit number containing a dash to the left of the name is the entity ID number. If you click on that number, you can check the details page to make certain that you have the correct entity – this verification step is strongly recommended.

This form was prepared by: (type name and full address) Kathy S. Owen Huntington Ingalls 4101 Washington Ave. 909-7 Newport News, VA 23607	(For SOS Use Only)

DLLC Amendment - 1/2014                                                 page 1 of 2

DOMESTIC LIMITED LIABILITY COMPANY AMENDMENT

4.	The titles, dates, and places of filing of any previous Amendments: See attached listing

Attach a listing if necessary.

[Instruction on Amendment completion: Be very specific about what must be changed if you are amending existing information. If the amendment includes a name change, a copy of the Name Reservation form issued by the Office of Secretary of State must be attached.

Registered agents and registered agent addresses are changed by filing a Change Of Registered Agent Or Registered Office By Entity form directly with the Office of the Secretary of State (the new agent’s signature is required agreeing to accept responsibility). You may file the information as an Amendment also, but the change form must be on file with the Secretary of State per 10A-1-3.12(a)(2) to effect the change in the public records database.]

5.	The following amendment was adopted on 05 / 25 / 2018 (format MM/DD/YYYY):

Amend certificate to replace in its entirety Article I thereof so that, as amended, such Article shall be and read as follows:

ARTICLE I: The name of the limited liability company is HII Mission Driven Innovative Technical Services LLC

☐Additional Amendments and the dates on which they were adopted are attached.

6.	The undersigned authorized signature certifies that the amendment or amendments have been approved in the manner required by Title 10A of the Code of Alabama of 1975 and the governing documents of this entity.

06/07/2018
Date (MM/DD/YYYY)	Signature as required by 10A-5A-2.04

Charles R. Monroe, Jr.
Typed Name of Above Signature

Secretary
Typed Title/Capacity to Sign under 10A-5A-2.04

DLLC Amendment - 1/2014                                                                                                                                                       Page 2 of 2

Camber Technical Services, L.L.C

Alabama Domestic LLC #699-814

Previously Amendments to Articles of Organization filed with the State of Alabama Secretary of State office:

1.	April 26, 2004 – Articles of Organization of Alder, L.L.C.

2.	April 13, 2009 – Frist Amendment to the Articles of Organization of Alder L.L.C. changing the name of the limited liability company to Camber Technical Services, L.L.C.

3.	May 7, 2015 – Change of Registered Agent change the agent from Kelly Peevy at 670 Discovery Dr. Huntsville AL 35806 to CT Corporation at 2 North Jackson Street, Suite 605, Montgomery, AL 36104.

John H. Merrill	P.O. Box 5616
Secretary of State	Montgomery, AL 36103-5616

STATE OF ALABAMA

I, John H. Merrill, Secretary of State Alabama, having custody of the

Great and Principal Seal of said State, do hereby certify that pursuant to the provisions of Title 10A, Chapter 1, Article 5, Code of Alabama

1975, and upon an examination of the entity records on file in this office, the following entity name is reserved as available:

HII Mission Driven Innovative Technical Services LLC

This name reservation is for the exclusive use of Kathy Owen, 4101 Washington

Ave. Bldg 909-7, Newport News, VA 23607 for a period of one year beginning

June 06, 2018 and expiring June 06, 2019

In Testimony Whereof, I have hereunto set my hand and affixed the Great Seal of the State, at the Capitol, in the city of Montgomery, on this day.

RES800598	June 06, 2018
Date

John H. Merrill Secretary of State

STATE OF ALABAMA

DOMESTIC LIMITED LIABILITY COMPANY

CERTIFICATE OF AMENDMENT

PURPOSE: In order to amend a Limited Liability Company’s (LLC) Certificate of Formation under Section 10A-5A-2.02 of the Code of Alabama 1975 this Amendment and the appropriate filing fees must be filed with the Office of the Judge of Probate in the county where the LLC was initially formed.

INSTRUCTIONS: Mail one (1) signed original and two (2) copies of this completed form and the appropriate filing fee to the Office of the Judge of Probate in the county where LLC’s Certificate of Formation was recorded. Contact the Judge of Probate’s Office to determine the county filing fees. Make a separate check or money order payable to the Secretary of State for the state filing fee of $50.00 for standard processing or $150.00 for expedited processing and the judge of Probate’s Office will transmit the fee along with a certified copy of the Amendment

(For County Probate Office Use Only)
to the Office of the Secretary of State within 10 days after filing is recorded. Once the secretary of State’s Office has indexed the filing, the information will appear at www.sos.alabama.gov under the Records tab, Record Searches, and the Business Entity Records link – you may search by entity name or number. Your notification of filing was provided by the Probate Judge’s Office via a stamped copy which is evidence of filing according to 10A-1-4.04. You may pay the Secretary of State fees by credit card if the county you are filing in will accept that method of payment (see attached). Your Amendment will not be indexed if the credit card does authorize and will be removed from the index if the check is dishonored.

This form must be typed or laser printed.

1.	The name of the Limited Liability Company from the Certificate of Formation:

Camber Technical Services, L.L.C.

2.	The date the Certificate of Formation was filed in the county: 04 / 26 / 2004 (format MM/DD/YYYY)

3.

Alabama Entity ID Number (Format: 000-000): 699            – 814             INSTRUCTION TO OBTAIN ID NUMBER TO COMPLETE FORM: If you do not have this number immediately available, you may obtain it on our website at :www.sos.alabama.gov. under the Records tab, Record Searches, click on Business Entity Records, click on Entity Name, enter the registered name of the entity in the appropriate box, and enter. The six (6) digit number containing a dash to the left of the name is the entity ID number. If you click on that number, you can check the details page to make certain that you have the correct entity – this verification step is strongly recommended.

This form was prepared by: (type name and full address)	(For SOS Use Only)

Kathy S. Owen Huntington Ingalls 4101 Washington Ave. 909-7 Newport News, VA 23607

DLLC Amendment - 1/2014                                                 page 1 of 2

DOMESTIC LIMITED LIABILITY COMPANY AMENDMENT

4.	The titles, dates, and places of filing of any previous Amendments: See attached listing

Attach a listing if necessary.

[Instruction on Amendment completion: Be very specific about what must be changed if you amending existing information. If the amendment includes a name change, a copy of the Name Reservation form issued by the Office of Secretary of State must be attached.

Registered agents and registered agent addresses are changed by filing a Change Of Registered Agent Or Registered Office By Entity form directly with the Office of Secretary of State (the new agent’s signature is required agreeing to accept responsibility). You may file the information as an Amendment also, but the change form must be on file with Secretary of State per 10A-1-3.12(a)(2) to effect the change in the public records database.]

5.	The following amendment was adopted on 05 /25 /2018 (format MM/DD/YYYY):

Amend certificate to replace in its entirely Article I thereof so that as amended such Article shall be and read as follows:

ARTICLE I: The name of limited liability company is HII Mission Driven Innovative Technical Services LLC

☐Additional Amendments and the dates on which they were adopted are attached.

6.	The undersigned authorized signature certifies that the amendment or amendments have been approved in the manner required by Title 10A of the Code of Alabama of 1975 and the governing documents of this entity.

06/07/2018
Date (MM/DD/YYYY)	Signature as required by 10A-5A-2.04

Charles R. Monroe.Jr
Typed Name of Above Signature

Secretary
Typed Title/Capacity to Sign under 10A-5A-2.04

DLLC Amendment - 1/2014                                                                                                                                                           Page 2 of 2

Camber Technical Services, L.L.C

Alabama Domestic LLC #699-814

Previously Amendments to Article of Organization filed with the State of Alabama Secretary of State office:

1.	April 26, 2004 – Articles of Organization of Alder, L.L.C.

2.	April 13, 2009 – Frist Amendment to the Articles of Organization of Alder L.L.C. changing the name of the limited liability company to Camber Technical Services, L.L.C.

3.	May 7, 2015 – Change of Registered Agent change the agent from Kelly Peevy at 670 Discovery Dr. Huntsville AL 35806 to CT Corporation at 2 North Jackson Street, Suite 605, Montgomery, AL 36104.

John H. Merrill	P.O. Box 5616
Secretary of State	Montgomery, AL 36103-5616

STATE OF ALABAMA

I, John H. Merrill, Secretary of State of Alabama, having custody of the

Great and Principal Seal of said State, do hereby certify that pursuant to the provisions of Title 10A, Chapter 1, Article 5, Code of Alabama

1975, and upon an examination of the entity records on file in this office, the following entity name is reserved as available:

HII Mission Driven Innovative Technical Services LLC

This name reservation is for the exclusive use of Kathy Owen, 4101 Washington

Ave. Bldg 909-7, Newport News, VA 23607 for a period of one year beginning

June 06, 2018 and expiring June 06, 2019

In Testimony Whereof, I have hereunto set my hand and affixed the Great Seal of the State, at the Capitol, in the city of Montgomery, on this day.
June 06, 2018
Date

RES800598	John H. Merrill Secretary of State

MADISON County Recording Page

TOMMY RAGLAND

Probate Judge

100 NORTH SIDE SQUARE # 101

Huntsville, AL 35801

(256) 532-3330

Received From : CT CORPORATION SYSTEM 2 N JACKSON STREET STE 605 MONTGOMERY, AL 36104

Index Type : Land Record	Instrument # : 2018-00037610

Type of Document : Amend Articles Of Organization
Book : Page :

Recording Pages : 4

Recorded Information

I hereby certify that the attached document was filed for registry and recorded in the Probate Judge office for MADISON County, Alabama

On (Recorded Date) : 06/14/2018	PROBATE JUDGE TOMMY RAGLAND Madison County
At (Recorded Time) : 10:26:00AM	I certify that this is a true copy of the attached document that was filed for registry and Recorded 06/14/2018 at 10:26:00 am File Number 2018-00037610 Recorded in Book Page

Doc ID - 020942410004
Judge of Probate

Return To : CT CORPORATION SYSTEM 2 N JACKSON STREET STE 605 MONTGOMERY, AL 36104

Do not Detach this Recording Page from Original Document